Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 28, 2002, except for Note 2 as to which the date is April 13, 2005, relating to the consolidated financial statements for the year ended March 31, 2002 of Tully’s Coffee Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

April 28, 2005